UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 27, 2018

eHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 584-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

On November 27, 2018, eHealth, Inc. (the “Company”) obtained the consent of 340 Middlefield, LLC (the “Landlord”) to enter into a Sublease dated as of November 2, 2018 (the “Sublease”) with JJ Lake Corporation (the “Sublessee”).  The Sublease provides for a sublease of the Company’s office space of approximately 18,272 square feet located at 340 Middlefield Road, Mountain View, California. The Company previously entered into a lease for a new office location at 2625 Augustine Drive, Second Floor, Santa Clara, California (the “New Premises”). The Company intends to occupy the New Premises as its headquarters while subleasing its premises at 340 Middlefield Road, Mountain View, California (the “Premises”) to Sublessee pursuant to the terms of the Sublease.
Pursuant to the terms of the Sublease, the Sublease shall commence on (i) December 1, 2018 with respect to the first floor of the Premises and (ii) December 21, 2018 with respect to the second floor of the Premises.  The Sublease term shall expire on July 31, 2023, which is coterminous with the Company’s lease agreement dated March 23, 2012, as amended, with Landlord (the “Master Lease”), subject to any early termination provisions in the Master Lease or Sublease. Sublessee shall pay to the Company a monthly base rent ranging from $0 per month to $87,630 per month in accordance with the schedule listed on Exhibit B to the Sublease. The base rent for the month of December 2018 shall be abated. The total base rent over the term of the Sublease is expected to be $3,481,921. Sublessee shall also pay as additional rent all costs directly incurred by or at the request of Sublessee with respect to its use of the Premises, as well as its proportionate share of certain operating expenses, insurance costs and taxes in accordance with the terms of the Master Lease. In addition to the base rent and additional rent, Sublessee shall pay $250,000 to the Company as security deposit and an additional $500,000 as furniture rental fee during the term of the Sublease. The Company is required to pay Landlord any share of Bonus Rent required under the Master Lease in connection with the Sublease. The terms of the Sublease and the obligations thereunder are conditioned upon the consent of the Landlord, which the parties obtained on November 27, 2018.
The foregoing description of the terms of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease and the Consent to Sublease, each of which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Sublease, dated November 2, 2018, between JJ Lake Corporation and eHealth, Inc.
10.2	Consent to Sublease, dated November 27, 2018, by and among 340 Middlefield, LLC, JJ Lake Corporation and eHealth, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2018		eHealth, Inc.
	By:	/s/ Derek N. Yung
Derek N. Yung
SVP, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease, dated November 2, 2018, between JJ Lake Corporation and eHealth, Inc.
10.2	Consent to Sublease, dated November 27, 2018, by and among 340 Middlefield, LLC, JJ Lake Corporation and eHealth, Inc.